Exhibit 10

PURCHASE AGREEMENT

This Purchase Agreement (the “Agreement”) dated as of December 21, 2005, is entered into by and among Spansion LLC, a Delaware limited liability company (“Spansion”), and Advanced Micro Device, Inc., a Delaware corporation (the “Purchaser”).

RECITALS

WHEREAS, Spansion wishes to invest in Spansion’s 12.75% Senior Subordinated Unsecured Notes due 2016 on the terms and subject to the conditions set forth herein, and Spansion is willing to agree to such terms and conditions;

NOW, THEREFORE, IT IS AGREED THAT:

1. The Notes.

(a) Issuance of Notes. On the terms and subject to the conditions set forth herein, on the date hereof, Spansion shall issue and sell to the Purchaser, and the Purchaser shall purchase from Spansion, $175,000,000 aggregate principal amount of 12.75% Senior Subordinated Unsecured Notes due 2016 (the “Notes”). The initial issuance of Notes shall be in an aggregate principal amount of $175,000,000 and shall be purchased by the Purchaser on the date hereof (the “Closing”) subject to the conditions set forth herein for an aggregate purchase price of $158,949,000 (the “Purchase Price”).

(b) Closing; Delivery. At the Closing, Spansion shall deliver to the Purchaser the Notes to be purchased by the Purchaser in exchange for payment of the Purchase Price in the form of check or wire transfer of immediately available funds.

2. Representations and Warranties of Spansion. Spansion hereby represents and warrants to the Purchaser that:

(a) Organization and Standing; Subsidiaries. Spansion is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to carry on its business as currently conducted.

(b) Corporate Power; Binding Obligations. Spansion has all requisite legal power to execute and deliver this Agreement. This Agreement is a valid and binding obligation of Spansion, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors’ rights and by general principles of equity.

(c) Authorization. All corporate and legal action on the part of Spansion needed for Spansion to issue the Notes and to perform its obligations hereunder and under the Indenture have been taken.

(d) Compliance with Other Instruments. Spansion’s execution, delivery and performance of it obligations under this Agreement and the Indenture and Spansion’s issuance and sale of the Notes will not, with or without the passage of time or giving of notice, result in any violation or default of or acceleration of performance of obligations due under, or creation of a lien under any term of, (i) its limited liability company agreement, (ii) any provision of any mortgage, indenture, agreement, instrument or contract to which it is party or by which it is bound or (iii) any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to Spansion.

(e) Government Consent. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state or other governmental authority on Spansion’s part is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Notes, except for any notices of sales required to be filed with the SEC under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

(f) Offering. In reliance on the Purchaser’ representations and warranties in Section 3, the offer, sale and issuance of the Notes will not result in a violation of the requirements of Section 5 of the Securities Act or the qualification or registration requirements of applicable blue sky laws as such laws exist as of the Closing.

3. Purchaser Representations and Warranties. The Purchaser represents and warrants to Spansion as of the Closing that:

(a) Interests Not Registered. The Purchaser understands that Spansion’s offer and its sale to the Purchaser of the Notes have not been registered under the Securities Act, or registered or qualified under state securities laws, on the ground, among others, that the Notes are being offered and sold in a transaction that does not involve any public offering within the meaning of Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

(b) Accredited Investor. The Purchaser is an “accredited investor” as that term is defined under Regulation D promulgated under Securities Act.

(c) Interest Acquired for Own Account. The Purchaser is acquiring the Notes with the Purchaser’s own funds and for the Purchaser’s own account.

(d) Authority. The Purchaser is duly authorized to enter into this Agreement. This Agreement constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors’ rights and by principles of equity.

4. Closing Conditions. Each party’s obligation to consummate the purchase and sale of the Notes in connection with the Closing is subject to the fulfillment of the following conditions:

(a) Representations and Warranties. Each party’s representations and warranties in Sections 2 and 3 hereof shall be true and correct in all material respects.

(b) Other Agreements and Proceedings. Spansion and the Purchaser shall have executed and delivered this Agreement, and Spansion shall have executed and delivered to the Purchaser the Notes.

(c) Indenture. Spansion and the other parties thereto shall have executed an indenture governing the notes (the “Indenture”).

(d) Senior Secured Notes. Spansion shall have issued $250,000,000 aggregate principal amount of its 11.25% Senior Unsecured Notes due 2016.

5. Restrictions on Transferability of Notes; Compliance with Securities Act.

(a) Restrictions on Transferability. The Notes shall be subject to the restrictions on transfer set forth in the Indenture.

(b) Lock-up. The Purchaser agrees that it has not and will not for a period of 90 days following the date hereof, without the prior written consent of Spansion, directly or indirectly, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the the Purchaser, its affiliates or any person in privity with the Purchaser) or announce the offering of, the Notes.

6. Miscellaneous.

(a) Entire Agreement. This Agreement, constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof.

(b) Waivers and Amendments. No provision of this Agreement may be amended, waived or modified other than by a document signed by Spansion and the Purchaser.

(c) Governing law. All issues and questions concerning the construction, validity, enforcement and interpretation of the purchase documents shall be governed by, and construed in accordance with, the laws of the state of California, without giving effect to any choice of law or conflicts of law rules or provisions (whether of the state of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of California.

(d) Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery or sent by facsimile, addressed (i) if to the Purchaser, at the address the Purchaser has furnished to Spansion in writing, or (ii) if to Spansion, at the address it has furnished to the Purchaser in writing in accordance with this subsection. A notice shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

(e) Validity. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(f) Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, including with respect to any sale, disposition, or other transfer of any Note in conformance with this Agreement.

(g) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Purchaser, upon any breach or default of Spansion under or with respect to this Agreement or any Note, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Purchaser of any breach or default under this Agreement, or any waiver by the Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

(h) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.

SPANSION LLC

By:
Name:
Title:

ADVANCED MICRO DEVICES, INC.

By:
Name:
Title: